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                                                                    EXHIBIT 3.2

                                RESTATED BY-LAWS

                                       OF

                           PRIMERA FOODS CORPORATION

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                          CONTENTS OF RESTATED BY-LAWS

                                       OF

                           PRIMERA FOODS CORPORATION

                                                                         PAGE
                                                                         ----

ARTICLE 1.   OFFICES ..................................................    1

             1.01    Registered Office ................................    1
             1.02    Other Offices ....................................    1

ARTICLE II.  MEETINGS OF STOCKHOLDERS .................................    1

             2.01    Place of Meetings ................................    1
             2.02    Time of Meetings .................................    1
             2.03    Annual Meetings ..................................    1
                     2.03-a  Business to be Transacted ................    1
                     2.03-b  Date and Time ............................    2
                     2.03-c  Election of Directors ....................    2
             2.04    Special Meetings .................................    2
             2.05    Purpose of Special Meetings ......................    3
             2.06    Notice of Meetings ...............................    3
             2.07    Waiver of Notice .................................    3
             2.08    Quorum; Adjournment ..............................    3
             2.09    Vote Required ....................................    3
             2.10    Voting Rights ....................................    4
             2.11    Proxies ..........................................    4
             2.12    No Action in Writing .............................    4
             2.13    Closing of Books; Record Date ....................    4

ARTICLE III. DIRECTORS ................................................    5

             3.01   General Powers ....................................    5
             3.02   Number and Qualification ..........................    5
             3.03   Classes and Terms .................................    5
             3.04   Vacancies .........................................    5
             3.05   Meetings ..........................................    6
                    3.05-a  Place of Meeting ..........................    6
                    3.05-b  Regular Meetings ..........................    6
                    3.05-c  Special Meetings ..........................    6
                    3.05-d  Notice ....................................    6
                    3.05-e  Quorum; Voting Requirements; Adjournment ..    7
                    3.05-f  Organization of Meetings ..................    7
                    3.05-g  Action in Writing .........................    7


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                    3.05-h  Absent Directors ..........................    7
             3.06   Committees ........................................    8
                    3.06-a  Executive Committee .......................    8
                    3.06-b  Committee of Disinterested Persons ........    8
                    3.06-c  Compensation Committee ....................    8
                    3.06-d  Audit Committee ...........................    8
                    3.06-e  Other Committees ..........................    9
                    3.06-f  Limitations on Authority ..................    9
                    3.06-g  Minutes of Committee Meetings .............    9
                    3.06-h  Limitation of Power of Stockholders .......    9
             3.07   Telephone Conference Meetings .....................    9
             3.08   Compensation ......................................   10
             3.09   Limitation of Director's Liabilities ..............   10
             3.10   Resignation and Removal ...........................   10

ARTICLE IV.  OFFICERS .................................................   10

             4.01   Selection; Qualification ..........................   10
                    4.01-a  Election; Qualifications ..................   10
                    4.01-b  Additional Officers .......................   11
             4.02   Salaries ..........................................   11
             4.03   Term of Office ....................................   11
             4.04   Chair of the Board ................................   11
             4.05   Chief Executive Officer ...........................   11
             4.06   President .........................................   11
             4.07   Vice-Presidents ...................................   12
             4.08   Secretary .........................................   12
             4.09   Chief Financial Officer ...........................   12
                    4.09-a  Custody of Funds and Accounting ...........   12
                    4.09-b  Disbursements and Reports .................   12
                    4.09-c  Bond ......................................   12

ARTICLE V.   CERTIFICATES FOR SHARES ..................................   12

             5.01   Issuance of Shares and Fractional Shares ..........   12
             5.02   Form of Certificate ...............................   13
             5.03   Facsimile Signatures ..............................   13
             5.04   Lost, Stolen, or Destroyed Certificates ...........   13
             5.05   Transfers of Stock ................................   14
             5.06   Uncertificated Shares .............................   14
             5.07   Closing of Transfer Books; Record Date ............   14
             5.08   Registered Stockholders ...........................   14
             5.09   Stock Options and Agreements ......................   15

ARTICLE VI.  DIVIDENDS ................................................   15

             6.01   Method of Payment .................................   15


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              6.02   Closing of Books; Record Date .....................   15
              6.03   Reserves ..........................................   15
              6.04   Determining Fair Market Value .....................   15

ARTICLE VII.  CHECKS ...................................................   15

              7.01   ...................................................   15

ARTICLE VIII. CORPORATE SEAL ...........................................   16

              8.01   ...................................................   16

ARTICLE IX.   FISCAL YEAR ..............................................   16

              9.01   ...................................................   16

ARTICLE X.    AMENDMENTS ...............................................   16

              10.01  ...................................................   16

ARTICLE XI.   BOOKS AND RECORDS ........................................   16

              11.01  Books and Records .................................   16
              11.02  Computerized Records ..............................   16

ARTICLE XII. INSPECTION OF BOOKS .......................................   17

              12.01  Examination and Copying by Stockholders ...........   17

ARTICLE XIII. LOANS AND ADVANCES .......................................   17

              13.01  Loans, Guarantees, and Suretyship .................   17
              13.02  Advances to Officers, Directors, and Employees ....   17

ARTICLE XIV.  INDEMNIFICATION ..........................................   17

              14.01  ...................................................   17

ARTICLE XV.   DEFINITIONS AND USAGE ....................................   17

              15.01  Singular, Plural; Masculine
                     Feminine, and Neuter ..............................   17




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                                RESTATED BY-LAWS

                                       OF

                           PRIMERA FOODS CORPORATION

                              ARTICLE I:  OFFICES

     Section 1.01. Registered Office. The registered office of the Corporation in Delaware shall be that set forth in the Certificate of Incorporation or in the most recent amendment of the Certificate of Incorporation or in a certificate prepared by the Board of Directors and filed with the Secretary of State of Delaware changing the registered office.

     Section 1.02. Other Offices. The Corporation may also have offices and places of business at such other places of business both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                     ARTICLE II.  MEETINGS OF STOCKHOLDERS

     Section 2.01. Place of Meetings. All meetings of the stockholders of the Corporation shall be held at its registered office or at such other place within or without the State of Delaware as shall be stated by the Board of Directors in the notice of the meeting. In the absence of designation otherwise, meetings shall be held at the principal business address of the Corporation in the State of Wisconsin.

     Section 2.02. Time of Meetings. The Board of Directors shall designate the time and day for each meeting. In the absence of such designation, every meeting of the stockholders shall be held at 3:30 p.m., Central Time.

     Section 2.03.  Annual Meetings.

           Section 2.03-a. Business to be Transacted. Except as otherwise required by law or regulation, no business proposed by a stockholder to be considered at an annual meeting of the stockholders (including the nomination of any person to be elected as a director of the Corporation) shall be considered by the stockholders at that meeting unless, no later than sixty (60) days before the annual meeting of stockholders or (if later) ten (10) days after the first public notice of that meeting is sent to stockholders, the Corporation receives from the stockholder proposing that business a written notice that sets forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (2) with respect to each such stockholder, that stockholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Corporation beneficially owned by that stockholder; (3) any interest of the stockholder


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      in the proposed business; (4) the name or names of each person nominated by the stockholder to be elected or re-elected as a director, if any; and (5) with respect to each nominee, that nominee's name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any provision of law subsequently replacing Regulation 14A, together with a duly acknowledged letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as a director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election. The person presiding at the annual meeting shall determine whether business (including the nomination of any person as a director) has been properly brought before the meeting and, if the facts so warrant, shall not permit any business (or voting with respect to any particular nominee) to be transacted that has not been properly brought before the meeting. Notwithstanding any other provisions of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of not less than sixty-five percent (65%) of the voting power of the then outstanding shares of capital stock entitled to vote thereon (the "Voting Stock"), voting together as a single class, shall be required to amend or repeal, or to adopt a provision inconsistent with, this Section 2.03-a.

           Section 2.03-b. Date and Time. Annual meetings of stockholders shall be held at such date and time as shall be designated by the Board of Directors and stated in the notice of the meeting.

           Section 2.03-c. Election of Directors. At each annual meeting of stockholders beginning in 1998, the stockholders, voting as provided in the Certificate of Incorporation or in these Bylaws, shall elect directors to succeed directors whose terms are expiring, each such director to hold his office until the third annual meeting of stockholders after his or her election and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

     Section 2.04. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may only be called and proposed by (i) the Chairman of the Board, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the then-authorized number of directors or (iv) the holders of at least twenty-five percent (25%) of the outstanding Voting Stock, voting together as a single class. Such request shall state the purpose or purposes of the proposed meeting.

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     Section 2.05.  Purpose of Special Meeting.  Business transacted at any special meeting of the stockholders shall be limited to the matters stated in the notice, or other matters necessarily incidental therefor.

     Section 2.06. Notice of Meetings. Notice of meetings shall be in writing. Such notice shall state the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A copy of such notice shall be either delivered personally or mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting pursuant to Section 2.13 hereof not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to each stockholder at his address as it appears upon the records of the Corporation, and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date that such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to a corporation, an association, or a partnership shall be accomplished by personal delivery of such notice to any officer of a corporation or an association or to any member of a partnership.

     Section 2.07. Waiver of Notice. Notice of any meeting of the stockholders may be waived before, at, or after such meeting in a writing signed by the stockholder or representative thereof entitled to vote the shares so represented. Such waiver shall be filed with the Secretary or entered upon the records of the meeting.

     Section 2.08. Quorum; Adjournment. The holders of a majority of the voting power of all shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of all meetings of the stockholders, except as may be otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting in accordance with the notice thereof. If a quorum is present when a duly called or held meeting is convened, the stockholders present in person or represented by proxy may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders originally present in person or by proxy to leave less than a quorum, and for the purposes of voting pursuant to Section 2.09 hereof, stockholders holding a majority of the voting power of all shares entitled to vote shall be deemed to be present in person.

     Section 2.09. Vote Required. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of all shares entitled to vote present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one that by express provision of statute or of the Certificate of Incorporation or of these Bylaws requires a different vote, in which case such express provision shall govern the vote required.

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     Section 2.10.  Voting Rights. Except as may be otherwise required by statute or the Articles of Incorporation or these Bylaws, every stockholder of record of the Corporation shall be entitled at each meeting of the stockholders to one vote for each share of stock standing in his name on the books of the Corporation.

     Section 2.11. Proxies. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing, signed by the stockholder, and filed with the Secretary at or before the meeting. In addition, a stockholder may cast or authorize the casting of a vote by a proxy by transmitting to the Corporation or the Corporation's duly authorized agent before the meeting, an appointment of a proxy by means of a telegram, cablegram, or any other form of electronic transmission, including telephonic transmission, whether or not accompanied by written instructions of the stockholder. The electronic transmission must set forth or be submitted with information from which it can be determined that the appointment was authorized by the stockholder. If it is determined that a telegram, cablegram, or other electronic transmission is valid, the inspectors of election or, if there are no inspectors, the other persons making that determination shall specify the information upon which they relied to make that determination.

     An appointment of a proxy or proxies for shares held jointly by two or more stockholders is valid if signed by any one of them, unless and until the Corporation receives from any one of those stockholders written notice denying the authority of such other person or persons to appoint a proxy or proxies or appointing a different proxy or proxies, in which case no proxy shall be appointed unless the instrument shall otherwise provide. If the proxies present at the meeting are equally divided on an issue, the shares represented by such proxies shall not be voted on such issue. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Subject to the above, any duly executed proxy shall continue in full force and effect and shall not be revoked unless written notice of its revocation or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable proxy.

     Section 2.12. No Action in Writing. Subject to the terms of any preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of stockholders and may not be taken by written consent in lieu of such a meeting.

     Section 2.13. Closing of Books; Record Date. The Board of Directors may fix, or authorize an officer to fix, a date, not exceeding sixty (60) days preceding the date of any meeting of the stockholders of the Corporation, as a record date for the determination of the stockholders of record on the date so fixed or their legal representatives shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of shares on the books of the Corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors or an authorized officer fails to fix such a record date, the record date shall be the twentieth (20th) day preceding the date of such meeting.

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                            ARTICLE III.  DIRECTORS

     Section 3.01. General Powers. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are by statute or by the Certificate of Incorporation or by these Bylaws permitted, directed or required to be exercised or done by the Board of Directors.

     Section 3.02. Number and Qualification. The number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of that vote. In no event shall the number of directors that constitute the whole Board of Directors be fewer than three. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot. Directors need not be stockholders.

     Section 3.03. Classes and Terms. The Board of Directors of the Corporation shall be divided into three classes designated Class I, Class II, and Class III, respectively, all as nearly equal in number as possible, with each director then in office receiving the classification that at least a majority of the Board of Directors designates. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders of the Corporation in 1998, of Class II shall expire at the annual meeting of stockholders of the Corporation in 1999, and of Class III shall expire at the annual meeting of stockholders of the Corporation in 2000, and in all cases as to each director until his successor is elected and qualified or until his earlier death, resignation or removal. At each annual meeting of stockholders beginning with the annual meeting of stockholders in 1998, each director elected to succeed a director whose term is then expiring shall hold his office until the third annual meeting of stockholders after his election and until his successor is elected and qualified or until his earlier death, resignation or removal. If the number of directors that constitutes the whole Board of Directors is changed as permitted by the Certificate of Incorporation or these Bylaws, the majority of the whole Board of Directors that adopts the change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible. Notwithstanding any provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of 65% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 3.03.

     Section 3.04. Vacancies. Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, who are designated to represent the same class or classes of stockholders that the vacant position, when

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filled, is to represent or by the sole remaining director (but not by the stockholders except as required by law); provided that, with respect to any directorship to be filled by the Board of Directors by reason of an increase in the number of directors, (A) such directorship shall be for a term of office continuing only until the next election of one or more directors by the stockholders and (B) the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of stockholders. Each director chosen in accordance with this provision shall receive the classification of the vacant directorship to which he has been appointed or, if it is a newly-created directorship, shall receive the classification that at least a majority of the Board of Directors designates and shall hold office until the first meeting of stockholders held after his election for the purpose of electing directors of that classification and until his successor is elected and qualified or until his earlier death, resignation, or removal from office. Notwithstanding any provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of 65% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 3.04.

     Section 3.05.  Meetings.

           Section 3.05-a. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

           Section 3.05-b. Regular Meetings. As soon as practicable after each regular election of Directors, the Board of Directors shall meet at the registered office of the Corporation, or at such other place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing the officers of the Corporation and for the transaction of such other business as shall come before the meeting. Other regular meetings of the Board of Directors may be held without notice at such time and place within and without the State of Delaware as shall from time to time be determined by resolution of the Board of Directors.

           Section 3.05-c. Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer or Secretary or by one or more Directors and shall be held at such time and place as shall be designated in the notice of such meeting.

           Section 3.05-d. Notice. Notice of a special meeting shall be given to each Director at least 24 hours before the time of the meeting, or at the earliest time possible thereafter, but prior to such meeting, if it is impractical to give such notice 24 hours in advance. Notice may be given by any means calculated to apprise the Directors of the time, place and subject matter of the special meeting. Notice by mail shall be deemed to be given at the time when the same shall be mailed, such mailing to take place at least three (3) business days prior to such meeting. Whenever any provision of law, the Certificate of Incorporation, or the Bylaws require notice to be given, any Director may, in writing, either before or after the meeting, waive notice thereof. Without notice, any Director, by his attendance at and


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      participation in the action taken at the meeting, shall be deemed to have waived notice thereof.

           Section 3.05-e. Quorum; Voting Requirements; Adjournment. A majority of the Board of Directors then in office shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or these Bylaws.

           If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting to another time or place, and no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken. If a quorum is present at the call of a meeting, the Directors may continue to transact business until adjournment notwithstanding the withdrawal of enough Directors to leave less than a quorum.

           Section 3.05-f. Organization of Meetings. At all meetings of the Board of Directors, the Chair of the Board, if appointed, or in his absence, the Chief Executive Officer, or in his absence, any Director appointed by the Chief Executive Officer, shall preside, and the Secretary, or in his absence, any person appointed by the Chief Executive Officer, shall act as Secretary.

           Section 3.05-g. Action in Writing. Except as may be otherwise required by statute or the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the number of Directors that would be necessary to authorize or take such action at a meeting at which all Directors entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those Directors who have not consented in writing.

           Section 3.05-h. Absent Directors. A Director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. Such advance written consent or opposition shall be ineffective unless the writing is delivered to the Chief Executive Officer or Secretary of the Corporation prior to the meeting at which such proposal is to be considered. If the Director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but such consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Director has consented or objected, such substantial similarity to be determined in the sole judgment of the presiding officer at the meeting.


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     Section 3.06.  Committees.

           Section 3.06-a. Executive Committee. The Board of Directors may, by affirmative action of a majority of the Directors present, establish an Executive Committee consisting of two (2) or more Directors of the Corporation. Such Committee may meet at stated times or on notice by any Committee member to all other members. The Executive Committee, to the extent determined by such action of the Board, shall have and exercise the authority of the Board and the management of the business of the Corporation. Any such Executive Committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.

           Section 3.06-b. Committee of Disinterested Persons. The Board of Directors may establish a Committee composed of two (2) or more disinterested Directors or other disinterested persons to determine whether it is in the best interests of the Corporation to pursue a particular legal right or remedy of the Corporation or whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the Corporation. For purposes of this Section 3.06-b, a Director or other person is "disinterested" if the Director or other person is not the owner of more than one percent (1%) of the outstanding shares of stock of the Corporation, is not currently an officer, employee, or agent of the Corporation or of a related corporation, has not been an officer within the immediately preceding two
      (2) years, and has not been made or threatened to be made a party to the proceeding in question. The Committee, once established, is not subject to the direction or control of, or termination by, the Board of Directors. A vacancy on the Committee may be filled by a majority vote of the remaining members. The good faith determination of the Committee is binding upon the Corporation and its Directors, officers, and stockholders. The Committee shall be dissolved upon the issuance of a final written report of its determinations to the Board of Directors.

           Section 3.06-c. Compensation Committee. The Board of Directors may, by affirmative action of a majority of the Directors present, establish a Compensation Committee consisting of two (2) or more Directors of the Corporation, neither of whom is an employee or affiliate of the Corporation. When constituted, the Compensation Committee shall review on behalf of, and make recommendations to, the Board of Directors with respect to the compensation of executive officers and shall administer the Company's option plans and make recommendations to the Board of Directors with respect to the plans and the grant of options to persons eligible under the plans. Such Committee may meet at stated times or on notice by any Committee member to all other members.

           Section 3.06-d. Audit Committee. The Board of Directors may, by affirmative action of a majority of the Directors present, establish a Compensation Committee consisting of two (2) or more Directors of the Corporation, neither of whom is an employee or affiliate of the Corporation. When constituted, the Audit Committee's functions shall include recommending to the Board of Directors the engagement of the Company's independent public accountants, reviewing with such accountants the plans for and the results and scope of their auditing engagement and certain other matters relating to their services provided to the Company, including the independence of such accountants. Such Committee may meet at stated times or on notice by any Committee member to all other members.

           Section 3.06-e. Other Committees. The Board of Directors may establish, by affirmative action of a majority of the Directors present, other committees from time to time, making such regulations as it deems advisable with respect to the membership, authority, and procedures of such committees.

           Section 3.06-f. Limitations on Authority. No committees of the Corporation shall have authority as to any of the following matters:

            (a) The submission to stockholders of any action as to which stockholders' authorization is required by law or by the Certificate of Incorporation or these Bylaws;

            (b) The fixing of the number of Directors or the filling of vacancies on the Board of Directors or on any committees;

            (c) The fixing of compensation of any Director for serving on the Board or on any committee;

            (d) The amendment or repeal of these Bylaws or the adoption of new Bylaws; or

            (e) The amendment or repeal of any resolution of the Board, which by its terms shall not be so amendable or repealable.

           Section 3.06-g. Minutes of Committee Meetings. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

           Section 3.06-h. Limitation of Power of Stockholders. The stockholders of the Corporation shall have no power to appoint or remove directors as members of committees of the Board of Directors, nor to abrogate the power of the Board of Directors to establish any such committees or the power of any such committee to exercise the powers and authority of the Board of Directors.

     Section 3.07. Telephone Conference Meetings. Any Director or any member of a duly constituted committee of the Board of Directors may participate in any meeting of the Board of Directors or of any duly constituted committee thereof my means of a conference telephone or other comparable communication technique whereby all persons participating in such a meeting can hear and communicate with each other. For the purpose of establishing a quorum and taking any action at such a meeting, the members participating in such a meeting pursuant to this Section 3.07 shall be deemed present in person at such meeting.

     Section 3.08. Compensation. Unless otherwise provided by the Board of Directors, Directors shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof. Directors shall be paid $500 for attendance at each meeting of the Board of Directors or committee thereof unless a different sum is fixed by resolution of the Board of Directors. In addition and unless otherwise fixed by resolution of the Board of Directors, Directors who are neither employees nor affiliates of the Corporation or of Cham Foods (Israel) Ltd. shall also be paid $10,000 annually and shall be granted annually an option to purchase 5,000 shares of the Corporation's Common Stock. Directors may also receive other compensation for their service as directors or committee members as determined by the Board of Directors. Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 3.09. Limitation of Directors' Liabilities. A Director shall not be liable to the Corporation or its stockholders for dividends illegally declared, distributions illegally made to stockholders, or any other actions taken in good faith reliance upon financial statements of the Corporation represented to him to be correct by the Chief Executive Officer of the Corporation or the officer having charge of its books of account or certified by an independent or certified public accountant to fairly reflect the financial condition of the Corporation; nor shall he be liable if in good faith in determining the amount available for dividends or distributions the Board values the assets in a manner allowable under applicable law.

     Section 3.10. Resignation and Removal. A director may resign at any time by giving written notice to the Secretary. Such resignation shall take effect on the date of the Secretary's receipt of such notice or at such later date as specified therein. An employee of the Corporation who is also a Director shall resign as a Director coincident with his or her termination of employment. A director of any class of directors of the Corporation may be removed before the expiration date of that director's term of office, with or without cause, only by an affirmative vote of the holders of sixty-five percent (65%) of the voting power of the Voting Stock, voting together as a single class. Notwithstanding any provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of 65% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 3.10.

                             ARTICLE IV.  OFFICERS

     Section 4.01.  Selection; Qualifications.

           Section 4.01-a. Election: Qualifications. The Board of Directors at its next meeting after each annual meeting of the stockholders shall choose a Chair of the Board, a Chief Executive Officer, a Secretary, a Chief Financial Officer, and such other officers or agents as it deems necessary, none of whom need be members of the Board. Any two or more of the offices, except those of Chief Executive Officer and Vice President, may be held by the same person.

           Section 4.01-b. Additional Officers. The Board of Directors may choose a President, additional Vice Presidents, Assistant Secretaries, and Assistant Treasurers and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 4.02. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

     Section 4.03. Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors. Any officer may resign at any time by giving written notice to the Chief Executive Officer or the Secretary of the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise shall be filled by the Board of Directors. The stockholders of the Corporation shall have no power to appoint or remove officers of the Corporation nor to abrogate the power of the Board of Directors to elect and remove officers of the Corporation.

     Section 4.04. Chair of the Board. The Chair of the Board of Directors shall preside at all meetings of the Board of Directors and of the stockholders and shall perform such other duties as he may be directed to perform by the Board of Directors.

     Section 4.05. Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general active management of the business of the Corporation. Unless the Board has elected a Chair of the Board of Directors, the Chief Executive Officer shall preside at meetings of the stockholders of the Corporation and at meetings of the Board of Directors. The Chief Executive Officer shall, with the direction and approval of the Board, establish and appoint members to committees from time to time; may execute and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Board to some other officer or agent of the Corporation; may delegate the authority to execute and deliver documents to other officers of the Corporation; shall maintain records of and, whenever necessary, certify any proceedings of the stockholders and the Board; shall perform such other duties as may from time to time be prescribed by the Board; and, in general, shall perform all duties usually incident to the office of the Chief Executive Officer.

     Section 4.06. President. The President of the Corporation shall have general active management of the business of the Corporation in the absence or disability of the Chief Executive Officer. He shall also generally assist the Chief Executive Officer and exercise such other powers and perform such other duties as are delegated to him by the Chief Executive Officer or as the Board of Directors shall prescribe.

     Section 4.07. Vice-Presidents. Unless otherwise determined by the Board of Directors, the Vice Presidents, if any, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall also generally assist the Chief Executive Officer and the President and exercise such other powers and perform such other duties as are delegated to them by the Chief Executive Officer or the President or as the Board of Directors shall prescribe.

     Section 4.08. Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required, and shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be.

     Section 4.09.  Chief Financial Officer.

           Section 4.09-a. Custody of Funds and Accounting. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

           Section 4.09-b. Disbursements and Reports. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at the regular meetings of the Board, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation.

           Section 4.09-c. Bond. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration, upon the expiration of his term of office or his resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                      ARTICLE V.  CERTIFICATES FOR SHARES

     Section 5.01. Issuance of Shares and Fractional Shares. The Board of Directors is authorized to issue shares and fractional shares of stock of the Corporation up to the full amount authorized by the Certificate of Incorporation in such amounts as may be determined by the Board of Directors and as permitted by law. No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received under a written agreement by the Corporation, or services rendered or to be rendered under a written agreement to the Corporation, or an amount transferred from surplus to stated capital upon a share dividend. At the time of each such allotment of shares, the Board of Directors shall state by resolution its determination of the fair market value to the Corporation in monetary terms of any consideration other than cash for which shares are allotted. The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted nor less than the stated capital to be represented by shares without par value so allotted.

     Section 5.02.  Form of Certificate.  The shares of the Corporation shall
be represented by a certificate or shall be uncertificated.   Certificates
shall be signed by the Chair of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares of capital stock owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, and relative, participating, optional, or other special rights of the various classes of stock or series thereof and the qualifications, limitations, or restrictions of such rights, together with a statement of the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series, shall be set forth in full on the face or back of the certificate which the Corporation shall issue to represent such stock, or, in lieu thereof, such certificate shall contain a statement that the stock is, or may be, subject to certain rights, preferences, or restrictions and that a statement of the same will be furnished without charge by the Corporation upon request by any stockholder. Certificates representing the shares of the capital stock of the Corporation shall be in such form not inconsistent with law or the Certificate of Incorporation or these Bylaws as shall be determined by the Board of Directors.

     Section 5.03. Facsimile Signatures. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent, transfer clerk, or registrar, then a facsimile of the signatures of the officers or agents of the Corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be signed and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of the Corporation.

     Section 5.04. Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct a new certificate or new certificates or uncertificated shares to be issued in place of a certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or new certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 5.05. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; except that the Board of Directors may, by resolution duly adopted, establish conditions upon the transfer of shares of stock to be issued by the Corporation, and the purchasers of such shares shall be deemed to have accepted such conditions on transfer upon the receipt of the certificate representing such shares, provided that the restrictions shall be referred to on the certificates or the purchaser shall have otherwise been notified thereof.

     Section 5.06. Uncertificated Shares. Unless prohibited by the Certificate of Incorporation or these Bylaws, some or all of any or all classes and series of the Corporation's shares may be uncertificated shares. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the new stockholder the information required by Section 5.02 to be stated on certificates. If this Corporation becomes a publicly held corporation which adopts, in compliance with Section 17 of the Securities Exchange Act of 1934, a system of issuance, recordation, and transfer of its shares by electronic or other means not involving an issuance of certificates, this information is not required to be sent to new stockholders.

     Section 5.07. Closing of Transfer Books; Record Date. The Board of Directors or an officer of the Corporation authorized by the Board may close the stock transfer books of the Corporation for a period not exceeding sixty
(60) days preceding the date of any meeting of stockholders as provided in
Section 2.13 hereof or the date for payment of any dividend as provided in
Section 6.02 hereof or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors or an officer of the Corporation authorized by the Board may fix, in advance, a date, not exceeding sixty (60) days preceding the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to receive payment.

     Section 5.08. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of the persons registered on its books as the owners of shares to receive dividends and to vote as such owners and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided in the laws of Delaware.

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




     Section 5.09. Stock Options and Agreements. In addition to any stock options, plans, or agreements into which the Corporation may enter, any stockholder of the Corporation may enter into an agreement giving at any other stockholder or stockholders or any third party an option to purchase any of his stock in the Corporation, and such shares of stock shall thereupon be subject to such agreement and transferable only upon proof of compliance therewith; provided, however, that a copy of such agreement shall be filed with the Corporation and reference thereto placed upon the certificates representing said shares of stock.

                             ARTICLE VI.  DIVIDENDS

     Section 6.01. Method of Payment. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 6.02. Closing of Books; Record Date. The Board of Directors or an officer of the Corporation authorized by the Board may fix a date not exceeding sixty (60) days preceding the date fixed for the payment of any dividend as the record date for the determination of the stockholders entitled to receive payment of the dividend and, in such case, only stockholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the Corporation after the record date. The Board of Directors or an officer of the Corporation authorized by the Board may close the books of the Corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors or an officer of the Corporation authorized by the Board fails to fix such a record date, the record date shall be the twentieth (20th) day preceding the date of such payment.

     Section 6.03. Reserves. Before payment of any dividend, there may be set aside out of the funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

     Section 6.04. Determining Fair Market Value. The Board of Directors in computing the fair market value of the assets of the Corporation to determine whether the Corporation may pay a dividend or purchase its shares shall not include unrealized appreciation of assets, except that readily marketable securities of other issuers may be valued at not more than market value.

                              ARTICLE VII:  CHECKS

     Section 7.01. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                         ARTICLE VIII:  CORPORATE SEAL

     Section 8.01.  The Corporation shall have no corporate seal.

                            ARTICLE IX:  FISCAL YEAR

     Section 9.01. The fiscal year of the Corporation shall end on December 31 unless otherwise fixed by resolution of the Board of Directors.

                             ARTICLE X.  AMENDMENTS

     Section 10.01. These Bylaws shall not be adopted, altered, amended or repealed except in accordance with the provisions of the Certificate of Incorporation and these Bylaws. Unless a different requirement is mandated by the Certificate of Incorporation of these Bylaws, adoption, alteration, amendment or repeal of these Bylaws requires the affirmative action of a majority of the Directors then in office or the vote of the holders of not less than sixty-five percent (65%) of the Voting Stock, voting together as a single class, at an annual meeting of the stockholders or any special meeting of the stockholders.

                         ARTICLE XI:  BOOKS AND RECORDS

     Section 11.01. Books and Records. The Board of Directors of the Corporation shall cause to be kept:

            (a) a share register not more than one year old, giving the names and addresses of the stockholders, the number and classes held by each, and the dates on which the certificated or uncertificated shares were issued;

            (b) records of all proceedings of stockholders and Directors; and

            (c) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

     Section 11.02. Computerized Records. The records maintained by the Company, including its share register, financial records, and minute books, may utilize any information storage technique, including, for example, punched holes, printed or magnetized spots, or micro-images, even though that makes them illegible visually, if the records can be converted, by machine and within a reasonable time, into a form that is legible visually and whose contents are assembled by related subject matter to permit convenient use by persons in the normal course of business.

                       ARTICLE XII.  INSPECTION OF BOOKS

     Section 12.01. Examination and Copying by Stockholders. Every stockholder of record of the Corporation shall have a right to examine, in person or by agent or attorney, at any reasonable time or times, at the place or places where usually kept, and upon the showing of a proper purpose, the Corporation's stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom.

                       ARTICLE XIII.  LOANS AND ADVANCES

     Section 13.01. Loans, Guarantees, and Suretyship. The Corporation may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist a person, if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of the Directors present at a lawfully convened meeting and such action (a) is in the usual and regular course of business of the Corporation,
(b) is with, or for the benefit of, a related corporation, an organization with which the Corporation has the power to make donations, (c) is with, or for the benefit of, an officer or other employee of the Corporation or a subsidiary, including an officer or employee who is a Director of the Corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the Corporation, or (d) has been approved by the affirmative vote of the holders of sixty-five percent (65%) of the Voting Stock, voting together as a single class. The loan, guarantee, or other assistance may be with or without interest and may be unsecured or may be secured in any manner that a majority of the Board of Directors approves, including, without limitation, a pledge of or other security interest in shares of the Corporation.

     Section 13.02. Advances to Officers, Directors, and Employees. The Corporation may, without a vote of the Directors, advance money to its Directors, officers, or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

                         ARTICLE XIV:  INDEMNIFICATION

     Section 14.01. The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware.

                       ARTICLE XV:  DEFINITIONS AND USAGE

     Section 15.01. Singular, Plural, Masculine, Feminine, and Neuter. Whenever the context of these Bylaws requires, the plural shall be read to include the singular, and vice versa; and words of the masculine gender shall refer to the feminine gender, and vice versa; and words of the neuter gender shall refer to any gender.

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Secretary of the Corporation, does hereby certify that the foregoing Bylaws constituting pages numbered one through eighteen were duly adopted as the Restated Bylaws of the Corporation in accordance with law.


Dated:  December 4, 1997.

                                          /s/ Jeffrey C. Robbins
                                          ---------------------------
                                          Jeffrey C. Robbins,
                                            Secretary